UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 17, 2024

ZRCN Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-56380	83-2756695
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1580 Dell Avenue, Campbell, CA. 95008.

(Address of principal executive offices and zip code)

(408) 963-4550

Registrant’s telephone number, including area code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Exchange Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Securities registered under Section 12(g) of the Exchange Act:

Common Stock, par value $0.0001 per share

(Title of class)

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 17, 2024, Ron Bourque, President, Chief Financial Officer and Chief Operating Officer of ZRCN Inc. (“ZRCN” or the “Company”), and of Zircon Corporation (“Zircon”), a wholly owned subsidiary of ZRCN announced his intention to retire effective July 17, 2024. Mr. Bourque will remain available to management under the terms of his arrangement with the Company and Zircon, to provide transition assistance and support to the Company and Zircon, and to Jeff Parsons, who will succeed Mr. Bourque as CFO as described below

On July 17, 2024, the Company announced the appointment of Jeff Parsons as Chief Financial Officer of the Company and its wholly owned subsidiary, Zircon, following the retirement of Ron Bourque. Mr. Parsons does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. There is no understanding or arrangement between Mr. Parsons and any other person pursuant to which he was selected as an executive officer of the Company. There are no transactions in which Mr. Parsons has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Parsons served as Interim Controller and Interim Chief Accounting Officer of Invitae Corporation, a genetic testing company, from March 2023 to November 2023. He served as Interim Controller at Imperfect Foods, a produce delivery company, from March 2022 to January 2023. Between September 2021 and March 2022 Mr. Parsons explored new opportunities. Prior to that, from May 2013 to September 2021 Mr. Parsons served as Corporate Controller at Adesto Technologies Corporation (“Adesto”), a provider of semiconductors and embedded systems. He also served as a financial consultant to Adesto from December 2012 to April 2013. Prior to 2012 Mr. Parsons worked in various senior financial positions for Gigoptix, Inc. a supplier of semiconductor components, Alliance Semiconductor Corporation, a semiconductor manufacturer, Lara Networks, Inc., a provider of network application processors and broadband switching solutions, Cirrus Logic, Inc., a fabless semiconductor supplier and Cypress Semiconductor Corporation, a semiconductor design and manufacturing company. Mr. Parsons has an M.S. in Industrial Administration from Carnegie-Mellon University and a B.A. in Economics from Vanderbilt University.

In connection with his appointment, Zircon entered into an employment offer letter with Mr. Parsons. Under the employment offer letter, Mr. Parsons’ initial annual base salary is $250,000, with an opportunity to earn an annual incentive bonus of up to 30% of his base salary if target financial and other performance goals are achieved. In connection with his recruitment, Mr. Parsons will receive a grant of 100,000 common stock options under the ZRCN Inc. 2024 Omnibus Equity Incentive Plan (“Equity Plan”), which will vest ratably over five years following the grant date, subject to continued employment on the applicable vesting dates. The offer letter is attached as Exhibit 10.1.

The foregoing description of Mr. Parsons employment offer letter and elements of his compensation and indemnification benefits does not purport to be complete and is subject to and is qualified in its entirety by reference to the terms and conditions of his employment offer letter, a copy of which is attached hereto as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibits.

Exhibit No.	Description
10.1	Offer Letter for Jeff Parsons, dated June 6 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZRCN Inc.

Date: July 23, 2024	By:	/s/ Jeff Parsons
Jeff Parsons
Chief Financial Officer

-3-